As filed with the Securities and Exchange Commission on September 4, 2026

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TRANSCAT, INC.
(Exact name of registrant as specified in its charter)

Ohio	16-0874418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jaime A. Irick

President and Chief Executive Officer
Transcat, Inc.
35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
(Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO:

Margaret K. Rhoda, Esq.
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place

Rochester, New York 14604

(585) 232-6500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

PROSPECTUS

Transcat, Inc.

17,204 Shares of Common Stock Offered by the Selling Shareholders

This prospectus relates to the offer and resale by the selling shareholders identified herein of up to 17,204 shares of our common stock, par value $0.50 per share (“Common Stock”). This prospectus provides you with a general description of the shares of Common Stock. You should carefully read this prospectus and the documents incorporated by reference before buying any of the shares of Common Stock being offered.

We are registering the offer and sale of the shares of the Common Stock owned by the selling shareholders to satisfy registration rights we have granted to the selling shareholders pursuant to registration rights agreement dated as of August 8, 2023. We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock covered by this prospectus. The selling shareholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of Common Stock.

The registration of shares of Common Stock hereunder does not mean that the selling shareholders will actually offer or sell the full number of shares being registered pursuant to this prospectus. The selling shareholders may sell the shares of Common Stock registered hereby from time to time. The shares of Common Stock may be offered and sold by the selling shareholders through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices. The selling shareholders may retain underwriters, dealers or agents from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We are not selling any shares of our Common Stock pursuant to this prospectus, and we will not receive any proceeds from any sale by selling shareholders of the shares of Common Stock covered by this prospectus.

Our Common Stock is traded on the Nasdaq Global Market under the symbol “TRNS.” On August 31, 2026, the last reported sale price of our Common Stock on the Nasdaq Global Market was $86.49 per share.

Investing in our Common Stock involves risk. You should carefully read the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider in determining whether to invest in our Common Stock, including the discussion of risks described under “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2026.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling shareholders, as defined in the section of this prospectus entitled “Selling Shareholders,” of up to 17,204 shares of our Common Stock.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Selling Shareholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of Common Stock covered by this prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement we have authorized for use in connection with this offering. We have not authorized anyone to provide you with additional information or information different from that contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such date.

It is important for you to read and consider all information contained in this prospectus and any prospectus supplement, including the documents incorporated by reference, in making your investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Unless the context otherwise requires, references in this prospectus to “Transcat,” the “Company,” “we,” “us,” and “our” refer to Transcat, Inc. and its subsidiaries, unless the context clearly indicates otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “can,” “could,” “focus,” “future,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” and other similar words. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in such forward-looking statements.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus, any prospectus supplement, and the documents we incorporate by reference, including among others, statements regarding our strategy, future operations, financial objectives, prospects, plans, objectives of management and expected performance levels are forward-looking statements. Factors that might cause such differences include, but are not limited to:

•	general economic conditions applicable to our business, including impacts from the ongoing inflationary environment,
•	the highly competitive nature of the industries in which we compete,
•	the significant competition we face in our Distribution segment,
•	the concentration of Service segment customers in the life science and other FDA-regulated businesses as well as the industrial manufacturing, aerospace, defense, energy and utilities industries,
•	any impairment of our goodwill or intangible assets,
•	tariffs and changing trade relations, regional and international conflicts and political conditions,
•	negative publicity and other reputational harm,
•	our ability to successfully complete and integrate business acquisitions,
•	potential unexpected liabilities associated with companies we acquire,
•	cybersecurity risks, including the risk of significant disruptions in our information technology systems,
•	our ability to recruit, train and retain quality employees, skilled technicians and senior management,
•	our ability to achieve or maintain adequate utilization and pricing rates for our technical service providers,
•	the prices we are able to charge for our services in our Service segment,
•	our ability to adapt our technology,
•	our reliance on our enterprise resource planning system,
•	supply chain delays, disruptions or product shortages,
•	the risks related to current and future indebtedness,
•	foreign currency rate fluctuations,
•	risks related to protecting our intellectual property,
•	the impact of adverse weather events or other catastrophes, natural disasters or widespread public health crises, pandemics or other epidemics,
•	fluctuations in our operating results,
•	the volatility of our stock price and the relatively low trading volume of our common stock,

•	our ability to remediate internal control deficiencies and maintain an effective system of internal control over financial reporting and our ability to produce timely and accurate financial statements,
•	changes in tax rates, accounting standards, legal requirements and listing standards, and
•	legal and regulatory risks related to our international operations.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise that various factors, including those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from those anticipated or projected. See “Risk Factors” and also “Risk Factors” in Item IA of Part I of our Annual Report on Form 10-K for the fiscal year ended March 28, 2026, which is incorporated herein by reference, for further information. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the entire prospectus, especially as described in “Risk Factors,” before deciding to invest in the Common Stock.

The Company

We are a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, computerized maintenance management system, and pipette services. We are focused on providing best-in-class services and products to highly regulated industries, particularly the life sciences industry, which includes pharmaceutical, biotechnology, medical devices and other FDA-regulated businesses, as well as aerospace and defense and energy and utilities. We also operate as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments.

We offer a variety of services and solutions including our permanent and periodic onsite services, mobile calibration services, pickup and delivery and in-house services. As of March 28, 2026, we operated 33 calibration service centers strategically located across the United States (including Puerto Rico), Canada, and Ireland. In April 2026, we acquired two additional calibration service centers in Central America. We also serve our customers onsite at their facilities for daily, weekly or longer-term periods. In addition, we have several imbedded customer-site locations that we refer to as “client-based labs,” where we provide calibration services, and in some cases other related services, exclusively for the customer. Similarly, we have a fleet of mobile calibration laboratories that can provide service at customer sites which may not have the space or utility capabilities we require to service their equipment.

We also operate as a leading value-added distributor that sells and rents national and proprietary brand instruments to customers globally. Through our website, in-house sales team and printed and digital marketing materials, we offer access to more than 75,000 test, measurement and control instruments, including products from approximately 400 leading brands. Most instruments we sell and rent require calibration service to ensure that they maintain the most precise measurements. By having the capability to calibrate these instruments at the time of sale and at regular post-sale intervals, we can give customers a value-added service that most of our competitors are unable to provide. Calibrating before shipping means the customer can place their instruments into service immediately upon receipt, reducing downtime.

We were incorporated under the laws of the State of Ohio in 1964. Our principal executive office is located at 35 Vantage Point Drive, Rochester, New York 14624, and our telephone number is (585) 352-7777. Our website is www.transcat.com. The information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

The Offering

Common Stock Offered	All of the 17,204 shares of Common Stock offered by this prospectus are being sold by the Selling Shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock offered by this prospectus.
Nasdaq Global Market Trading Symbol	TRNS

RISK FACTORS

Investing in our Common Stock involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our filings with the SEC, which are incorporated by reference into this prospectus and any prospectus supplement. See “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the shares of our Common Stock offered for resale by the Selling Shareholders. We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock covered by this prospectus and the Selling Shareholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of Common Stock.

SELLING SHAREHOLDERS

On August 8, 2023, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Axiom Test Equipment, LLC, a Delaware limited liability company and wholly owned subsidiary of Transcat (“Axiom Sub”), Axiom Test Equipment, Inc., a California corporation (“Axiom”), Gary F. Shilts, trustee of the Shilts Family 2008 Trust, dated 5/6/2008 (the “Shilts Trust”), Joshua Shilts (“J. Shilts”), Shannon Johnson, trustee of the Shannon and Gloria Johnson Living Trust (the “Johnson Trust”), Lavon M. Parrish (“Parrish,” and together with the Shilts Trust, J. Shilts, and the Johnson Trust, the “Selling Shareholders”), Gary F. Shilts, Shannon Johnson, and Joshua Shilts, as shareholder representative pursuant to which Axiom merged with and into the Axiom Sub. Founded in 2005, Axiom is a rental provider of electronic test equipment to customers across the United States. Axiom has an in-house ISO 17025 lab, which is primarily utilized for internal calibrations and equipment repair services.

The aggregate purchase price under the Merger Agreement was approximately $38.7 million to be paid in a combination of $28.6 million in Common Stock and $10.0 million in cash. Of that amount, 271,820 shares of Common Stock were issued to the Selling Shareholders at closing and 43,583 shares of Common Stock were subject to holdback provisions. We issued 26,379 shares of Common Stock that were subject to holdback provisions on August 8, 2024 to the Selling Shareholders. We issued the remaining 17,204 shares of Common Stock that were subject to holdback provisions as of August 8, 2026 to the Selling Shareholders. In connection with the Merger Agreement, we entered into the August 8, 2023 registration rights agreement with the Selling Shareholders pursuant to which we agreed to register for resale under the Securities Act the shares of Common Stock issued pursuant to the Merger Agreement.

We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock covered by this prospectus. The Selling Shareholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of Common Stock.

This prospectus covers the resale from time to time by the Selling Shareholders identified in the table below of an aggregate of up to 17,204 shares of our Common Stock, subject to any appropriate adjustment as a result of any stock split, stock dividend, or other distribution with respect to, or in an exchange or replacement, or in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event. Other than the transactions contemplated by the Merger Agreement, as described above, including our employment of Messrs. J. Shilts and Johnson after the completion of the transactions contemplated by the Merger Agreement, the Selling Shareholders and their affiliates have not held a position or office, or had any material relationship, with us within the last three years.

The table below: (i) lists the Selling Shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our Common Stock by the Selling Shareholders; (ii) has been prepared based upon information furnished to us by the Selling Shareholders; and (iii) to our knowledge, is accurate as of the date of this prospectus. The Selling Shareholders may sell all, some or none of their securities in this offering. The Selling Shareholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their securities since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

	Shares Beneficially Owned Prior to the Offering (1)			Maximum Number of Shares to be sold in this Offering	Shares Beneficially Owned After the Offering (1)(2)
Selling Shareholders	#	%		#	#	%
Gary F. Shilts, trustee of the Shilts Family 2008 Trust, dated 5/6/2008	8,869	*	%	5,132	3,737	*	%
Joshua Shilts	12,926	*	%	1,808	11,118	*	%
Shannon Johnson, trustee of the Shannon and Gloria Johnson Living Trust	10,611	*	%	5,132	5,479	*	%
Lavon M. Parrish	14,211	*	%	5,132	9,079	*	%
TOTAL	46,617	*	%	17,204	29,413	*	%

*	Less than 1%.
(1)	Percentage ownership for the Selling Shareholders is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder and is based on 9,388,294 outstanding shares of our Common Stock as of August 31, 2026.
(2)	The totals reported in this column assume that (a) all of the securities registered by the registration statement of which this prospectus is a part are sold in this offering; (b) the Selling Shareholders do not (i) sell any of the shares of Common Stock, if any, that have been issued to them other than those covered by this prospectus; and (ii) acquire additional shares of our Common Stock after the date of this prospectus and prior to the completion of this offering.

DESCRIPTION OF COMMON STOCK

Introduction

The following section describes the material features and rights of our Common Stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation, as amended (the “Articles”) and our Code of Regulations, as amended (the “Code of Regulations”), each of which is filed as an exhibit to the Registration Statement of which this prospectus is a part, and to applicable sections of the Ohio General Corporation Law (the “OGCL”).

General

We are authorized to issue up to 30,000,000 shares of Common Stock. Each share of Common Stock entitles the holder to the same rights, and is the same in all respects, as each other share of Common Stock. Holders of Common Stock are entitled to: (i) one vote per share on all matters requiring a shareholder vote; (ii) a ratable distribution of dividends, if and when, declared by the board of directors (the “Board”); and (iii) in the event of a liquidation, dissolution or winding up of us, to share ratably in all assets remaining available for distribution to them after payment of liabilities. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. The shares of Common Stock being offered by this prospectus will be fully paid and nonassessable.

Dividends

Our credit agreement, as amended, limits our ability to pay cash dividends to certain levels over the term of the credit agreement and in any fiscal year. We have not declared any cash dividends since our inception and have no current plans to pay any dividends in the foreseeable future.

Transfer Agent & Registrar

The transfer agent and registrar for our Common Stock is Computershare.

Listing

Our Common Stock is listed on the Nasdaq Global Market under the trading symbol “TRNS.”

Anti-takeover Effects of Certain Provisions in our Articles of Incorporation, Code of Regulations and the OGCL

Articles of Incorporation and Code of Regulations

Some provisions of our Articles and Code of Regulations may be deemed to have an anti-takeover effect and may collectively operate to delay, defer or prevent a tender offer, a proxy contest or takeover attempt that a shareholder might consider in their best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids. This also encourages persons seeking to acquire control of us to negotiate with us first. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of our Board or management more difficult. The following discussion is a summary of certain material provisions of our Articles and Code of Regulations, copies of which are filed as exhibits to the Registration Statement of which this prospectus is a part.

Our Articles require the affirmative vote of the holders of at least 75% of the capital stock of the Company entitled to vote in order to authorize: (i) any merger or consolidation of the Company with any other corporation if such transaction would otherwise by law require a vote of the shareholders; (ii) any combination or majority share acquisition with or by any corporation if such transaction would otherwise by law require a vote of the shareholders; or (iii) any lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of the Company to any other person or entity; if, in any such event, such other corporation, person or entity is the beneficial owner of ten percent or more of the outstanding capital stock of the Company entitled to vote thereon. Notwithstanding the forgoing, such restrictions do not apply if the Company’s Board of Directors approves a memorandum of understanding with the other corporation, person or entity prior to the time it becomes the owner of ten percent or more of the outstanding shares of the Company’s capital stock.

Additionally, the affirmative vote of the holders of at least 75% of the capital stock of the Company entitled to vote is required to amend, alter or repeal any of the foregoing provisions of our Articles.

Finally, the Board has historically been divided into three classes. At the 2024 annual meeting of shareholders, our shareholders approved an amendment to the Code of Regulations to declassify the Board. In effect, all directors elected at the 2025 annual meeting and any later annual meeting of shareholders will be elected for one-year terms. Accordingly, the transition from a classified Board with staggered terms to a declassified Board with all Board members serving one-year terms will not be complete until the 2028 annual meeting, at which point all directors will stand for election for a one-year term. Until the Board is declassified, it would take at least two annual elections to replace a majority of our Board.

Ohio General Corporation Law

Certain provisions of the OGCL make a change in control of an Ohio corporation more difficult. Below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute

The OGCL provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to the acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power; or (iii) a majority or more of such voting power.

The Ohio Control Share Acquisition Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Ohio Control Share Acquisition Statute.

Ohio Merger Moratorium Statute

Chapter 1704 of the OGCL addresses a range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and an “Interested Shareholder” which is defined as a shareholder who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors. The Ohio Merger Moratorium Statute prohibits such transactions between the corporation and an Interested Shareholder for a period of three years after a person becomes an Interested Shareholder, unless, prior to such date, the directors approved either the business combination or other transaction or approved the acquisition that caused the person to become an Interested Shareholder.

After the three-year period, transactions between the corporation and the Interested Shareholder are permitted if:

•	the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors and the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder; or

•	the business combination results in shareholders, other than the Interested Shareholder, receiving the higher of the highest amount paid in the past by the Interested Shareholders for the corporation’s shares or the amount that would be due to the shareholders if the corporation were to dissolve.

The Ohio Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Ohio Merger Moratorium Statute.

Ohio Anti-Greenmail Statute

Pursuant to the Ohio Anti-Greenmail Statute, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after the shareholder makes a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control and engages in a manipulative practice with respect to such proposal. The corporation may not, however, recover from a person who proves either: (i) that their sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that the person would acquire control of the corporation; or (ii) that their purpose was not to increase any profit or decrease any loss in the shares. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

The Ohio Anti-Greenmail Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Ohio Anti-Greenmail Statute.

PLAN OF DISTRIBUTION

The Selling Shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock covered by this prospectus on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the shares of Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	the in-kind distribution of the shares by an investment fund to its limited partners, members or other equity holders;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Shareholders may sell all, some or none of the shares of Common Stock covered by this prospectus. If sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates that acquire such shares.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as a Selling Shareholder under this prospectus. The Selling Shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. To the extent permitted by applicable securities laws, the Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Common Stock offered by the Selling Shareholders will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock covered by this prospectus may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest to occur of (i) the 30-month anniversary of the applicable issuance of the holdback shares, (ii) a Change of Control, and (iii) such time as all the shares of Common Stock covered by this prospectus have been sold by the Selling Shareholders or may be disposed of by the Selling Shareholder in compliance with Rule 144.

For purposes hereof, a “Change of Control” means an event or series of events (i) as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Common Stock that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the Common Stock entitled to vote for members of the Company’s board of directors on a fully diluted basis (and taking into account all such Common Stock that such person or group has the right to acquire pursuant to any option right); or (ii) that results in the sale of all or substantially all of the assets or businesses of the Company and its consolidated subsidiaries, taken as a whole; provided, however that such event or events shall not constitute a Change of Control if, following the occurrence thereof, shares of Common Stock continue to be listed for trading on any market or exchange of The Nasdaq Stock Market LLC, or any other market or exchange on which the shares of Common Stock covered by this prospectus are listed for trading.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov. Our annual, quarterly and current reports and amendments to those reports, if any, are also available via the internet at our website, www.transcat.com, by following the links to “Investors” and “SEC Filings.” The information on, or accessible through, our internet site, or any other internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus, and you should not consider it to be a part of this prospectus. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. In addition, you may request copies of our filings with the SEC, including the documents listed below under the heading “Incorporation of Certain Information by Reference,” at no cost, by calling us at (585) 352-7777 or by writing to us at: Transcat, Inc., Attn: Corporate Secretary, 35 Vantage Point Drive, Rochester, New York 14624.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the Common Stock. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference therein through the SEC’s internet web site referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference all the documents listed below and all documents subsequently filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and prior to the completion or termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended March 28, 2026, filed with the SEC on May 27, 2026, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2026 Annual Meeting of Shareholders filed on July 23, 2026.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 27, 2026, filed with the SEC on August 4, 2026.

•	Our Current Report on Form 8-K filed with the SEC on May 19, 2026.

•	The description of our Common Stock, par value $0.50 per share, contained in Amendment Number 1 to our Registration Statement on Form S-3 (Registration No. 333-42345), filed with the SEC on February 5, 1998, Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 29, 2025, filed with the SEC on May 27, 2025, and any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Calfee, Halter & Griswold LLP.

EXPERTS

The financial statements of Transcat, Inc. as of March 28, 2026, incorporated by reference in this prospectus, and the effectiveness of Transcat, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Transcat, Inc.’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Our consolidated financial statements as of March 29, 2025 and for each of the years in the two-year period ended March 29, 2025 have been audited by Freed Maxick P.C. (f/k/a Freed Maxick CPAs, P.C.), an independent registered public accounting firm, as stated in their report thereon, which is incorporated by reference herein, and has been so incorporated in reliance upon such report of and upon the authority of said firm as experts in accounting and auditing.

Transcat, Inc.

17,204 Shares of Common Stock Offered by the Selling Shareholders

Prospectus

September 4, 2026

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses (other than underwriting compensation) to be incurred by us in connection with the issuance and distribution of our securities being registered hereby are:

Securities and Exchange Commission filing fee	$204
Accounting fees and expenses*	70,000
Legal fees and expenses*	35,000
Miscellaneous*	4,796
Total expenses	$110,000	*

*	Indicates an estimate.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the Ohio General Corporation Law (the “OGCL”). Article VI of our Code of Regulations, as amended, provides that we shall indemnify our directors and officers to the fullest extent authorized by the OGCL. With respect to indemnification of directors and officers, Section 1701.13 of the OGCL provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Under this provision of the OGCL, the termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct is unlawful.

Furthermore, the OGCL provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of: (i) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to OGCL Section 1701.95 (relating to unlawful loans, dividends, and distributions of assets).

In addition, Section 1701.13(E)(5)(a) requires a corporation to pay any expenses, including attorneys’ fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding. Section 1701.13(E)(7) and (F)(2) further authorizes a corporation to enter into contracts regarding indemnification and to purchase and maintain insurance on behalf of any director, trustee, officer, employee or agent for any liability asserted against him or arising out of his status as such. The Company presently maintains insurance policies that provide coverage for our directors and officers in certain situations where we cannot directly indemnify such directors or officers.

We have also entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for under the OGCL and our organizational documents. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by law, including indemnification of expenses and certain judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any proceeding arising out of such person’s services as a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1(a)	Articles of Incorporation, as amended, are incorporated herein by reference from Exhibit 4(a) to the Company’s Registration Statement on Form S-8 (Registration No. 33-61665) filed on August 8, 1995.

3.1(b)	Certificate of Amendment to the Articles is incorporated herein by reference from Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

3.1(c)	Certificate of Amendment to the Articles is incorporated herein by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2012.

3.1(d)	Certificate of Amendment to the Articles is incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2015.

3.2	Code of Regulations, as amended through September 11, 2024, is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 13, 2024

5.1*	Opinion of Calfee, Halter & Griswold LLP

10.1^	Agreement and Plan of Merger, dated August 8, 2023, by and among Transcat, Inc., Axiom Test Equipment, LLC, Axiom Test Equipment, Inc., Gary F. Shilts, trustee of the Shilts Family 2008 Trust, dated 5/6/2008, Joshua Shilts, Shannon Johnson, trustee of the Shannon and Gloria Johnson Living Trust, Lavon M. Parrish, Gary F. Shilts, Shannon Johnson, and Joshua Shilts, as shareholder representative is incorporated herein by reference from Exhibit 10.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-274050) filed on August 17, 2023.

10.2	Registration Rights Agreement, dated August 8, 2023, by and among Transcat, Inc., Gary F. Shilts, trustee of the Shilts Family 2008 Trust, dated 5/6/2008, Joshua Shilts, Shannon Johnson, trustee of the Shannon and Gloria Johnson Living Trust, and Lavon M. Parrish is incorporated herein by reference from Exhibit 10.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-274050) filed on August 17, 2023.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Freed Maxick P.C.

23.3*	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 filed herewith)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

107*	Calculation of Filing Fee Table

*	Filed herewith.
^	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 4th day of September 2026.

TRANSCAT, INC.

By:	/s/ Jaime A. Irick
Jaime A. Irick
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jaime A. Irick and Thomas L. Barbato, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and otherwise), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jaime A. Irick	Director, President and Chief Executive Officer	September 4, 2026
Jaime A. Irick	(Principal Executive Officer)

/s/ Thomas L. Barbato	Senior Vice President of Finance,	September 4, 2026
Thomas L. Barbato	Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Kristina L. Johnston	Controller and Principal Accounting Officer	September 4, 2026
Kristina L. Johnston	(Principal Accounting Officer)

/s/ Gary J. Haseley	Chairman of the Board of Directors	September 4, 2026
Gary J. Haseley

Signatures	Title	Date

/s/ Craig D. Cairns	Director	September 4, 2026
Craig D. Cairns

/s/ Dawn G. DePerrior	Director	September 4, 2026
Dawn G. DePerrior

/s/ Oksana S. Dominach	Director	September 4, 2026
Oksana S. Dominach

/s/ Christopher P. Gillette	Director	September 4, 2026
Christopher P. Gillette

/s/ Mbago M. Kaniki	Director	September 4, 2026
Mbago M. Kaniki

/s/ Cynthia M. Langston	Director	September 4, 2026
Cynthia M. Langston

/s/ Robert L. Mecca	Director	September 4, 2026
Robert L. Mecca